Exhibit 31.2

CERTIFICATION OF THE PRINCIPAL FINANCIAL OFFICER
PURSUANT TO RULES 13A-14(A) AND 15D-14(A)

I, Lennox L. Vernon, certify that:

1. I have reviewed this Amendment No. 1 to the annual report on Form 10-KSB of GoFish Corporation;

2. Based on my knowledge, this Amendment No. 1 does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the information set forth in this Amendment No. 1.

Date: April 1, 2008

/s/ Lennox L. Vernon
Lennox L. Vernon
Chief Accounting Officer and
Director of Operations